Exhibit 4.34

THIS SUPPLEMENTARY AGREEMENT (this “Agreement”) is made and entered into on May 31, 2013 by and between:

(1)                                 AMBOW EDUCATION HOLDING LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”); and

(2)                                 SUMMITVIEW INVESTMENT FUND I, L.P., a Cayman Islands exempted limited partnership (the “Fund”).

The parties listed in items (1) to (2) above may hereinafter collectively be referred to as the “Parties” and respectively referred to as a “Party.” In this Agreement, unless otherwise defined or the context otherwise requires, all capitalised terms herein shall have the meanings ascribed to them in the SPA.

WHEREAS:

(A)                               On April 28, 2013, the Company and Summitview Investment Limited (“Summitview,” and together with the Company, the “Original Parties”) entered into a share purchase agreement (the “Original SPA”), pursuant to which the Company agreed to issue to Summitview, and Summitview agreed to purchase from the Company 36,668,009 Shares (defined in the SPA).

(B)                               On May 24, 2013, the Parties and Summitview entered into an amendment to share purchase agreement (the “Amendment”), pursuant to which Summitview’s rights and obligations under the SPA were assigned and novated to the Fund and certain other terms of the Original SPA were amended. The Original SPA, as amended by the Amendment, shall be referred to herein as the SPA.

(C)                               The Company and the Fund wish to enter into this Agreement to permit the Consideration (as defined in the SPA) to be paid in tranches, and the Sale Shares (as defined in the SPA) to be issued upon receipt by the Company of the first tranche of such payments.

NOW, THEREFORE, THE PARTIES AGREE as follows:

1.                                      Section 2.1 of the SPA shall be replaced in its entirety with the following:

Upon the terms and subject to the conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to issue and sell to the Investor 30,801,128 Shares (the “Sale Shares”), for a total purchase price of US$21,000,000 (United States Dollars Twenty- one Million) (the “Consideration”).

2.                                      Notwithstanding any provision of the SPA or any other provisions of this Agreement, (i) the Parties hereby agree that the Consideration may be paid by the Fund in tranches, (ii) the Parties hereby confirm that the first tranche of the Consideration in the amount of US$5,000,000 (the “First Payment”) has been received by the Company on May 29, 2013, (iii) the Parties further agree that, the Company shall issue the Sale Shares to the Investor upon receipt by the Company of the First Payment, and (iv) the Fund hereby agrees to pay the remaining US$16,000,000 of the Consideration to the Company as follows: US$5,000,000 on or before June 10, 2013, US$5,000,000 on or before June 20, 2013 and the remaining US$6,000,000 on or before June 30, 2013.

3.                                      This Agreement may be executed in one or more counterparts including counterparts transmitted by telecopier or facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

4.                                      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

5.                                      The Parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said rules. The place of arbitration shall be in Hong Kong. The language of arbitration shall be English.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

AMBOW EDUCATION HOLDING LTD.

By:
Name:
Title:

SUMMITVIEW CAPITAL GENERAL PARTNER I LIMITED As the General Partner and on behalf of SUMMITVIEW INVESTMENT FUND I, L.P.

By:
Name: Jian-Yue Pan
Title: Director

[Signature Page to Supplementary Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

AMBOW EDUCATION HOLDING LTD.

By:
Name:
Title:

SUMMITVIEW CAPITAL GENERAL PARTNER I LIMITED As the General Partner and on behalf of SUMMITVIEW INVESTMENT FUND I, L.P.

By:	/s/ Jian-Yue Pan
Name: Jian-Yue Pan
Title: Director

[Signature Page to Supplementary Agreement]